Exhibit 24

                                  POWER OF ATTORNEY


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, in his or her capacity as a Director or Officer of NUI Holding Company, hereby constitutes and appoints James R. Van Horn his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and his or her name, place and stead, and in any and all capacities, to execute a Joint Proxy Statement and Registration Statement on Form S-4 under the Securities Act of 1933 concerning the restructuring of NUI Corporation and the formation of a holding company through an Agreement and Plan of Share Exchange, and the issuance of holding company stock, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and to execute and file any and all amendments thereto (including post-effective amendments), granting unto said attorney-in-fact and agent full power and authority to do each and every act requisite and necessary to be done, as fully and to all intents and purposes as he or she might do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

            Dated:    February 9, 2000

                                /s/ John Kean, Jr.
                                John Kean, Jr.
                                President, Chief Executive Officer and
                                Director
                                (Principal Executive Officer)

                                /s/ John Kean
                                John Kean
                                Chairman and Director

                                 /s/ A.  Mark Abramovic
                                A. Mark Abramovic
                                Senior Vice President, Chief Operating
                                Officer, Chief Financial
                                Officer and Director (Principal
                                Financial Officer and Chief
                                Accounting Officer)